Exhibit 99.1

FOR IMMEDIATE RELEASE:
February 4, 2008

ProLink Holdings Terminates Distribution Agreement with Elumina Iberica

(CHANDLER, Ariz.) – ProLink Solutions, a wholly-owned subsidiary of ProLink Holdings Corp. and the world’s leading provider of Global Positioning Satellite (“GPS”) golf course management systems and on-course advertising, announced today that on January 28, 2008 it terminated, effective February 1, 2008, the distribution agreement with its European distributor Elumina Iberica as a result of multiple breaches, including non-payment, under the distribution agreement. ProLink will support the installed base in the region until a new distributor is appointed. The Company has had preliminary discussions with parties interested in distributing the ProLink system in Europe.

Parties interested in new sales opportunities should contact Patrick Parenti, ProLink’s Senior Vice President of International Sales at (480) 753- 2326 or at pparenti@goprolink.com.

About ProLink

ProLink Solutions is the world’s leading provider of GPS golf course management systems and revenue-generating on-course advertising. ProLink Solutions’ core philosophy is to be a “Trusted Partner” to its golf-course customers. From enhancing golfers’ overall experience and improving pace-of- play, to increasing current revenue streams and creating new profit centers for golf courses, ProLink Solutions’ products and services have captured markets both nationally and globally. For more information about ProLink, visit http://www.goprolink.com, call 480.753.2337 or email info@goprolink.com.

Safe Harbor

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about ProLink Holdings Corp. (PLKH). Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of ProLink’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The information set forth herein should be read in light of such risks. ProLink Solutions does not assume any obligation to update the information contained in this press release.

CONTACT:
Daniel Mitchell
Buffalo Communications
253.312.4536
dmitchell@billycaspergolf.com

Investor Relations Contact:
CEOcast, Inc.
Andrew Hellman
212.732.4300
adhellman@ceocast.com

BPC Financial Marketing
John Baldissera
800.368.1217